Exhibit 10.64

CONFIDENTIAL TREATMENT

SCREENING SERVICE AGREEMENT

This Screening Service Agreement (“Agreement”) dated as of December 7, 2001 (the “Effective Date”) is between Cetek Corporation (hereinafter “Cetek”) having a place of business at 260 Cedar Hill Street, Marlborough, Massachusetts, 01752 and Cubist Pharmaceuticals, Inc. (hereinafter “Cubist”) having a place of business at 65 Hayden Ave., Lexington, Massachusetts, 02421.

Cetek and Cubist hereby agree to the following:

1.                                       Cetek has developed confidential and proprietary technology, including know-how, patents, patent applications, trade secrets, methods, processes, techniques, products, materials, compositions, equipment, information, data, results of tests or studies and expertise developed or owned by or licensed to Cetek, relating to primary high throughput screening, dereplication of natural product hits, deconvolution of combinatorial chemical libraries, and secondary assays of chemical compounds to ascertain chemical properties using various instruments (hereinafter “Cetek Proprietary Technology”).

2.                                       Cubist has developed confidential and proprietary technology including know-how, patents, patent applications, trade secrets, methods, processes, techniques, products, materials, compositions, equipment, information, data, results of tests or studies and expertise developed or owned by or licensed to Cubist, relating to primary high throughput screening, dereplication of natural product hits, targets, assays, peptides and a compound library including natural product extracts and synthetic compounds (hereinafter “Cubist Proprietary Technology”).

3.                                       Cetek will provide Cubist with screening and dereplication services utilizing only Cetek Proprietary Technology (the “Screening Services”). All information and materials exchanged by the parties in the course of performing the Screening Services and deemed confidential by the disclosing party shall be marked “confidential” (hereinafter “Confidential Information”).

4.                                       Within [*] days of the Effective Date, the parties shall each appoint three (3) persons to serve on the Screening Management Committee (“SMC”). During the term of the Agreement, the SMC shall agree on (a) the schedule for performing the work contemplated by the Screening Services Plan; (b) such other matters as are delegated to it pursuant to the Screening Services Plan; and (c) any changes, variations, modifications or refinements of the Screening Services Plan they deem appropriate to effectuate the purposes of this Agreement, provided however, that in the event the members of the SMC are unable to reach agreement on a course of action, then the SMC shall adopt the course of action advocated by the Cubist members of the SMC. The members of the SMC will communicate on a regular basis by any appropriate means (telephone, email, FAX, meeting) and will convene in person or by teleconference no less than four (4) times per year, at locations and times to be agreed upon.

*Confidential Treatment Requested. Omitted portions filed with the Commission.

5.                                       Cubist shall pay to Cetek the following milestone payments upon the achievement of the corresponding milestone event

Event			Payment

(a)	Completion by [*]		$10,000

(b)	Acceptance by the [*]of as many [*]:		$40,000
New:		[*]
Unique:		[*].
Reversible:		[*].
Potent:		[*].

(c)	Completion by [*]		$10,000/extract

(d)	Identification by [*]:		$100,000
	•	[*]
	•	[*]
	•	[*]
	•	[*]
	•	[*]
	•	[*]
	•	[*]
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(e)	Submission by [*]		$200,000

(f)	Enrollment by [*]		$300,000

(g)	Enrollment by [*]		$500,000

*Confidential Treatment Requested. Omitted portions filed with the Commission.

* [*]

** [*]

Cubist shall notify Cetek no later than [*] days after the achievement of any of the milestones described above with respect to each compound. Such notice shall be followed within [*] days by payment in full of any amounts due Cetek for the achievement of such milestone.

6.                                       Additional analysis and research beyond the screening services described in this Agreement may be carried out upon mutual written agreement between the parties. The parties agree that any negotiations shall be conducted in good faith and shall be commercially reasonable.

7.                                       Cetek shall promptly provide [*].

8.                                       Each party represents to the other that:

(a)                                  Such party is and at all times during the term of this Agreement shall remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)                                 The execution and delivery of this Agreement has been duly authorized by all requisite corporate action. This Agreement is and shall remain a valid and binding obligation of such party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)                                  Such party carries, with financially sound and reputable insurers, insurance coverage (including workers’ compensation, errors and omissions, professional liability and comprehensive liability coverage) with respect to the conduct of its business against loss from such risks and in such amounts as is customary for well insured companies engaged in similar businesses.

*Confidential Treatment Requested. Omitted portions filed with the Commission.

(d)                                 Such party has no contractual or other obligation or restriction which is inconsistent with its execution or performance of this Agreement.

9.                                       Cetek warrants and represents to Cubist as follows:

(a)                                  that all Screening Services will be performed in a timely, expert and professional manner in accordance with the highest industry standards and all applicable laws, and that it will comply with all business conduct, regulatory, health and safety guidelines, of any governmental authority, provided, however, that the inability of Cetek to develop one or more target assays or to identify compounds as contemplated by this Agreement shall not be deemed a breach of this Agreement it being acknowledged by the parties hereto that the research and development activity contemplated by this Agreement is experimental in nature and that success cannot be guaranteed.

(b)                                 to the best of Cetek’s knowledge, it has sufficient legal and/or beneficial title under its intellectual property rights necessary to perform the activities contemplated under this Agreement.

10.                                 Cubist warrants and represents to Cetek as follows:

(a)                                  that Cubist will inform Cetek of any actual or potential toxicity or other possible hazardous property or handling condition for all compounds and other materials furnished by Cubist to Cetek under this Agreement.

(b)                                 to the best of Cubist’s knowledge, it has sufficient legal and/or beneficial title under its intellectual property rights to all targets, screening libraries, compounds and other materials furnished by Cubist to Cetek under this Agreement.

11.                                 Cetek will defend, indemnify, save and hold Cubist harmless from and against any third party claims, demands, suits, actions, causes of actions, losses, damages, fines and liabilities, including reasonable attorney’ fees (hereinafter “Losses”) arising out of (1) the breach by Cetek of this Agreement or (2) the Screening Services, and will pay any costs and damages which, by final judgment, after exhaustion of all reasonable appeals, may be assessed against Cubist, except that Cetek shall not be obligated to indemnify Cubist for losses to the extent they result from the gross negligence or willful misconduct of Cubist.

12.                                 Cubist will defend, indemnify, save and hold Cetek harmless from and against any third party claims, demands, suits, actions, causes of actions, losses, damages, fines and liabilities, including reasonable attorney’ fees (hereinafter “Losses”) arising out of (1) the breach by Cubist of this Agreement or (2) the development, manufacture, use or sale of any product resulting from an identified compound, and will pay any costs and damages which, by final judgment, after exhaustion of all reasonable appeals, may be assessed against Cetek, except that Cubist shall not be obligated to indemnify Cetek for losses to the extent they result from the gross negligence or willful misconduct of Cetek.

*Confidential Treatment Requested. Omitted portions filed with the Commission.

13.                                 Cetek and Cubist shall each hold the other’s Confidential Information, including Cetek Proprietary Technology and Cubist Proprietary Technology and the results of the Screening Services, disclosed to it in confidence and shall use the same level of care to prevent any unauthorized use or disclosure of such Confidential Information or results of the Screening Services as it exercises in protecting its own Information of a similar nature. Cetek and Cubist will limit internal dissemination of Confidential Information to those employees or affiliates whose duties justify their need to know such Information.

14.                                 The confidentiality obligations of this Agreement shall not apply to:

(a)                                  Information which at the time of disclosure is in the public domain: or

(b)                                 Information which, after its disclosure, becomes part of the public domain by publication or otherwise, except in breach of this Agreement; or

(c)                                  Information which Cetek or Cubist can establish by reasonable proof was in its possession at the time of disclosure or was subsequently and independently developed by employees of Cetek or Cubist who had no knowledge of the Information disclosed; or

(d)                                 Information which Cetek or Cubist shall receive from a third party, provided however that the third party has the right to disclose the Information to Cetek or Cubist, respectively, or

(e)                                  Information which is required by law to be disclosed.

15.                                 The confidentiality obligations under this Agreement shall expire [*] from the Effective Date of this Agreement.

16.                                 Cetek shall have no right to publish or otherwise publicly disclose, during or after the completion of this Screening Services Agreement, Results (as defined in Section 17 below) generated during the conduct of the screening services.

17.                                 Cubist shall retain its sole ownership of all Cubist Proprietary Technology, including materials and compositions provided to Cetek hereunder. Cubist shall exclusively own all results and data, derivatives of Cubist materials and compositions, and discoveries and inventions pertaining to or resulting from the Screening Services that relate to materials or Confidential Information provided by Cubist (hereinafter “Results”), and such Results shall be “works made for hire”. Results shall not include any Cetek Proprietary Technology or improvements to Cetek Proprietary Technology arising during the course of this Agreement Cubist shall have the exclusive right to use all such Results in the course of its business, and shall have the right to publish such Results. No right or license or option for any Cubist Proprietary Technology or Results is granted to Cetek under this Agreement.

18.                                 Cetek has or shall obtain agreements with all employees, consultants and advisors who participate in rendering the services which impose confidentiality obligations on such personnel consistent with the terms hereunder, and which effectively vest in Cetek any and all rights which

*Confidential Treatment Requested. Omitted portions filed with the Commission.

such personnel might otherwise have in the result of their work and are adequate to permit Cetek to transfer such rights to Cubist under Paragraph 20 of this Agreement.

19.                                 Cetek shall not engage in any activities or use any third party facilities or intellectual property in performing services under this Agreement which could result in claims of ownership to any results of services being made by such third party.

20.                                 Cetek assigns and agrees to assign to Cubist all of Cetek’s right, title and interest in and to any and all Results produced under this Agreement, other than Cetek Proprietary Technology. During and after the term of this Agreement, Cetek will cooperate fully in obtaining patent and other proprietary protection for the results and data, all in the name of Cubist and at Cubist’s cost and expense, and, without limitation, shall execute and deliver all requested applications, assignments and other documents, and take such other measures as Cubist shall reasonably request in order to perfect and enforce Cubist’s rights in the Results.

21.                                 Cetek shall retain its sole ownership of all Cetek’s Proprietary Technology, including all improvements or discoveries relating thereto, arising during the course of this Agreement. Nothing in this agreement shall grant to Cubist any right, license or option to utilize Cetek’s Proprietary Technology for any purpose other than interpreting the Results and for the assessment of the feasibility of a further collaboration between Cubist and Cetek.

22.                                 Cubist acknowledges that Cetek is in the business of developing and screening assays for its own account and for other third parties utilizing Cetek Proprietary Technology, and that Cetek will continue to perform services similar to services provided under this Agreement for its own account and for third parties.  Subject to the provisions of this Agreement regarding Cubist’s exclusive ownership of Cubist Proprietary Technology and Results and provisions regarding the confidentiality of Cubist Proprietary Technology and Results, nothing in this Agreement shall limit or prohibit Cetek from utilizing Cetek Proprietary Technology in the performance of services for its own account or for third parties.

23.                                 This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall terminate when Cubist has no further payment obligations to Cetek under this Agreement.

24.                                 Either party may terminate this Agreement at its sole discretion at any time with thirty (30) day advance notice, by giving written notice to the other party, and such termination shall be effective thirty (30) days after such notice is received by the other. After receipt by Cetek of such notice of termination, it will stop work hereunder and return to Cubist any materials provided to Cetek in connection with the Screening Services as well as any Results generated prior to the date of termination.

25.                                 Cubist may terminate its research and development efforts with respect to a particular active compound or the entire Agreement at any time, provided, however, that in the event Cubist terminates its research or development efforts with regard to a particular active compound that has satisfied lead optimization criteria defined in Section 5(c) above for any of the following reasons: (i) Cubist is purchased by, purchases, or merges with a third party and such third party

*Confidential Treatment Requested. Omitted portions filed with the Commission.

is developing a compound for the same target as the relevant active compound is being developed or (ii) Cubist acquires the right from a third party to commercialize a compound that acts solely on the same target as such active compound, then Cubist will pay to Cetek a “Development Termination Fee” of One Hundred Thousand Dollars ($100,000). In no event will more than one Development Termination Fee be applicable per Target.

26.                                 The obligations set forth in Paragraphs 5, and 11 - 21 hereof shall survive the expiration or termination of this Agreement.

27.                                 This Agreement, and the rights and obligation hereunder, may not be assigned or transferred by either party without the prior written consent of the other party, except that either party may assign its respective rights and transfer its respective duties hereunder to an affiliate, to any assignee of all or substantially all of its business, or in the event of a merger or consolidation with or into another corporation.

28.                                 This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

29.                                 This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and shall not be modified except by subsequent mutual written agreement.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as a sealed instrument by its duly authorized representative, effective as of the date first written above.

CETEK CORPORATION		CUBIST PHARMACEUTICALS, INC.

/s/ James Little		/s/ Scott Rocklage

Name: James Little		Name: Scott Rocklage, Ph.D

Title:	President	Title: Chairman, President & CEO

*Confidential Treatment Requested. Omitted portions filed with the Commission.